Exhibit 4.58

Dated  13  June 2018
US$12,800,000
US$5,900,000 outstanding

SEANERGY MARITIME HOLDINGS CORP.
as Borrower
and
KNIGHT OCEAN NAVIGATION CO.
as Guarantor
and
JELCO DELTA HOLDING CORP.
as Lender

SUPPLEMENTAL AGREEMENT
relating to
a facility agreement dated 28 November 2016
relating to the part financing of the acquisition cost of m.vs.
“LORDSHIP” and “KNIGHTSHIP”

W A T S O N  F A R L E Y
&
W I L L I A M S

Index
Clause		Page

1	Definitions and Interpretation	1
2	Agreement of the Lender	2
3	Conditions Precedent	3
4	Representations	3
5	Amendments to Facility Agreement and other Finance Documents	3
6	Notices	5
7	Counterparts	5
8	Governing Law	5
9	Enforcement	5

Schedules

Schedule 1 Conditions Precedent		7

Execution

Execution Pages		8

THIS AGREEMENT is made on 13 June 2018
PARTIES
(1)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands as borrower (the “Borrower”);

(2)
KNIGHT OCEAN NAVIGATION CO., a corporation incorporated and existing under the laws of the Republic of Liberia having its registered office at 80 Broad street, Monrovia, Liberia as guarantor (the “Guarantor”);

(3)
JELCO DELTA HOLDING CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands as lender (the “Lender”).

BACKGROUND
(A)	By the Facility Agreement, the Lender agreed to make available to the Borrower a facility of (originally) up to US$12,800,000, of which US$5,900,000 is outstanding at the date of this Agreement.
(B)
The Borrower has requested that the Lender gives its consent to the release of m.v. “LORDSHIP” and Lord Ocean Navigation Co. as guarantor under the Facility Agreement, notwithstanding the provisions contained in clause 5 (Prepayment) of the Facility Agreement (the “Request”).

(C)
This Agreement sets out the terms and conditions (including, without limitation, (i) the execution of the Additional Guarantee (as defined hereinbelow) and (ii) the execution and registration of the Mortgage Addendum (as defined hereinbelow) (if requested by the Lender)) on which the Lender agrees, with effect on and from the Effective Date, to the Request and to the consequential amendments of the Facility Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
“Additional Guarantee” means an irrevocable and unconditional guarantee of the obligations of the Borrower to be executed by the Additional Guarantor in favour of the Lender in the Agreed Form.
“Additional Guarantor” means Emperor Holding Ltd., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands.
“Deed of Partial Release” means the deed of partial release and reassignment of security in respect of Lord Ocean Navigation Co. as guarantor under the Facility Agreement, to be executed by (inter alios) (i) the Borrower, (ii) the Guarantor and (iii) the Lender.

“Effective Date” means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.
“Facility Agreement” means the facility agreement dated 28 November 2016 (as from time to time amended and/or supplemented) and made between (i) the Borrower as borrower and ((ii) the Lender as lender in respect of a facility of (originally) up to US$12,800,000.
“Mortgage” means the second preferred Liberian mortgage over m.v. “KNIGHTSHIP” registered in the ownership of the Guarantor under Liberian flag and having official no. 17746 dated 13 December 2016 duly recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia on 13 December 2016 at 4:48 AM, E.S.T. in New York, U.S.A. in Book PM 68 at Page 1195.
“Mortgage Addendum” means the addendum to the Mortgage in the Agreed Form.
“Obligor” means each of the Borrower and the Guarantor.
“Party” means a party to this Agreement.
1.2	Defined expressions
Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
1.3	Application of construction and interpretation provisions of Facility Agreement
Clause 1.2 (construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
1.4	Designation as a Finance Document
The Borrower and the Lender designate this Agreement as a Finance Document.
1.5	Third party rights
Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
2	AGREEMENT OF THE LENDER
2.1	Agreement of the Lender
The Lender agrees, subject to and upon the terms and conditions of this Agreement (including, without limitation, the execution of the Additional Guarantee and, if requested by the Lender, the execution and registration of the Mortgage Addendum), to:
(a)	the Request; and
(b)	the consequential amendments to the Facility Agreement and the other Finance Documents.

2.2	Effective Date
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:
(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;
(b)	the Repeating Representations to be made by each Obligor being true on the date of this Agreement and the Effective Date;
(c)	the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before the Effective Date.
4	REPRESENTATIONS
4.1	Facility Agreement representations
Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 6 (Representations and warranties) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, if and where appropriate, the Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.
4.2	Finance Document representations
Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, if and where appropriate, the Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS
5.1	Specific amendments to the Facility Agreement
With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)	by adding the following new definitions in clause 1.1 thereof in the requisite alphabetical order:
““Additional Guarantee” means an irrevocable and unconditional guarantee of the obligations of the Borrower to be executed by the Additional Guarantor in favour of the Lender in the Agreed Form;

“Additional Guarantor” means Emperor Holding Ltd., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands;”;
(b)	by adding a new sub-paragraph (h) in the definition of “Finance Documents” in clause 1.1 thereof as follows:
“(h) the Additional Guarantee; and”,
and redesignating the existing sub-paragraph (h) as a new sub-paragraph (i);
(c)	by deleting paragraph (a) of clause 5.3 thereof in its entirety and replacing it with the following new paragraph:
“(a) the whole of the Loan:
(i)	if the Ship is sold on or before the date on which the sale is completed by delivery of the Ship to the buyer;
(ii)	if the Ship becomes a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss;”;
(d)	references to the “Borrower” or an “Owner” in clause 10 (events of default) thereof shall be construed as if the same also referred to the Additional Guarantor;
(e)	references to the “Owners” throughout the Facility Agreement shall be construed as if the same referred to the Guarantor only;
(f)	references to the “Ships” throughout the Facility Agreement shall be construed as if the same referred to m.v. “KNIGHTSHIP” only;
(g)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
(h)	by construing references throughout to “this Agreement” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement and the Mortgage if amended and supplemented by the Mortgage Addendum, shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
the definition of, and references throughout each of the Finance Documents to, the Mortgage shall be construed as if the same referred to the Mortgage as amended and supplemented by the Mortgage Addendum (if and when executed and registered); and

(c)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)
the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Facility Agreement) and Clause 5.2 (Amendments to Finance Documents) and the Mortgage Addendum (if and when executed and registered); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	NOTICES
Clause 13 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
7	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
8	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
9	ENFORCEMENT
9.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)
This Clause 9.1 (Jurisdiction) is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

9.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)
irrevocably appoints Messrs. E.J.C Album Solicitors, presently of Landmark House, 190 Willifield Way, London, NW11 GY1, England (Attention of Mr. Eduard Album Fax +44 (0) 20 8457 5558, e-mail: ejca@mitgr.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of the other Obligors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Lender.  Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT
1	Obligors
Documents of the kind specified in Schedule 2 Part A paragraphs 2, 3 and 4 of the Facility Agreement.
2	Security
2.1
If requested by the Lender, a duly executed original of the Mortgage Addendum together with documentary evidence that the Mortgage Addendum has been duly registered as a valid addendum to the Mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

2.2	A duly executed original of this Agreement.
2.3	A duly executed original of the Deed of Partial Release.
3	Other documents and evidence
3.1
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement and the Mortgage Addendum (if and when executed and registered) or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement or by the Mortgage Addendum (if and when executed and registered).

3.2	Evidence that the agent referred to in Clause 9.2 has accepted its appointment as agent for the service of process under this Agreement.

EXECUTION PAGE
BORROWER

SIGNED byStamatios Tsantanis	)	/s/ Stamatios Tsantanis
duly authorised attorney-in-fact	)
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)

in the presence of:	)
Witness’ signature:	)
Witness’ name: Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
Witness’ address:	)

GUARANTOR

SIGNED by Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
duly authorised attorney-in-fact	)
for and on behalf of	)
KNIGHT OCEAN NAVIGATION CO.	)
in the presence of:	)
Witness’ signature:	)
Witness’ name: Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
Witness’ address:	)

LENDER

SIGNED byAthina Pteroudi	)	/s/ Athina Pteroudi
and	)
duly authorised attorneys-in-fact	)
for and on behalf of	)
JELCO DELTA HOLDING CORP.	)
in the presence of:	)
Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address:	)